Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of December 16, 2022 (the “Effective Date”), by and between Imricor Medical Systems, Inc., a Delaware corporation (the “Company”), and The K.A.H.R. Foundation (the “Lender”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

RECITAL

Whereas, the Lender intends to provide certain Consideration to the Company as shown on the Investment Schedule attached hereto (the “Investment Schedule”) in exchange for the issuance by the Company of the Convertible Notes and the Warrants.

Whereas, the Company and the Lender are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

AGREEMENT

Now, Therefore, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Definitions.

(a)	“ASX” shall mean ASX Limited and, as the context requires, the market it operates as the Australian Securities Exchange.

(b)	“CDI” shall mean CHESS Depositary Interest, a unit of beneficial ownership of Class A Common Stock of the Company (with each CDI being equivalent to one share of Class A Common Stock).

(c)	“Class A Common Stock” shall mean shares of Class A Common Stock, $0.0001 par value per share, of the Company.

(d)

“Company Intellectual Property” means all registered or unregistered patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the Company’s business as now conducted.

(e)

“Convertible Notes” shall mean the one or more promissory notes convertible into CDIs (such CDIs, the “Note CDIs”) issued to the Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

(f)	“Consideration” shall mean, as applicable, the amount of cash paid by the Lender pursuant to this Agreement, as shown on the Investment Schedule.

(g)

“Equity Securities” shall mean the Company’s shares of capital stock or any other securities conferring the right to purchase the Company’s capital stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s capital stock (other than the Convertible Notes and the Warrants).

(h)	“Majority Note Holders” shall mean the holders of Convertible Notes representing a majority of the aggregate principal amount of all Convertible Notes then outstanding.

(i)

“Material Adverse Effect” means any material adverse effect on (i) the business, assets (including Company Intellectual Property and intangible assets), liabilities, condition (financial or otherwise), properties, operations (including results thereof) or the prospects of the Company, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

(j)	“Maturity Date” shall have the same meaning set forth in the Convertible Notes.

(k)	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l)	“Reference Price” shall mean $0.2563, which is the 10-day VWAP for the 10-day trading period ending on the day prior to the Effective Date.

(m)	“Securities” shall mean collectively, the Convertible Notes, the Note CDIs, the Warrants and the Warrant CDIs.

(n)	“Transaction Documents” means this Agreement, the Convertible Notes and the Warrants.

(o)	“VWAP” means volume weighted average price for the CDIs on the ASX.

(p)	“Warrant” shall mean the one or more warrants to purchase CDIs (such CDIs, the “Warrant CDIs”) issued to the Lender pursuant to Section 2.2 below, the form of which is attached hereto as Exhibit B.

2.	Purchase and Sale of the Notes and Warrants

2.1    Issuance of Convertible Notes. In return for the Consideration paid by the Lender at the Closings (as defined below), the Company shall sell and issue to the Lender one or more Convertible Notes. Each Convertible Note shall have an original principal amount equal to the Consideration paid by the Lender for the Convertible Note as set forth in the Investment Schedule.

2.2    Issuance of Warrants. In consideration for the Lender’s purchase of a Convertible Note at a Closing, the Company agrees to issue to the Lender a Warrant to acquire a number of Warrant CDIs equal to the product of (a) the amount equal to 10% of the Consideration represented by the corresponding Convertible Note with which the applicable Warrant was issued, divided by (b) the Reference Price.

3.	The Closings

3.1    Initial Closing and Delivery.

(a)    Initial Closing. Subject to the terms and conditions of this Agreement, the Lender agrees to deliver to the Company at the Initial Closing the Consideration in the amount equal to $2,325,000.00 (the “Initial Closing Consideration Amount”), and the Company agrees to deliver to the Lender at the Initial Closing or as soon as reasonably practical thereafter, a Convertible Note and the Warrant in return for the Initial Closing Consideration Amount provided to the Company. The initial closing of the purchase and sale of such Convertible Note and Warrant shall take place on December 23, 2022 (which time and place are designated as the “Initial Closing” and together with the Second Tranche Closing (as defined below), each a “Closing” and collectively, the “Closings”).

(b)    Delivery. On or prior to the Initial Closing, the Lender will cause the delivery of payment to the Company of the Initial Closing Consideration Amount, which payment shall be made by check payable to the Company, by wire transfer of immediately available funds to a bank account designated by the Company, or any combination thereof, and, as soon as practicable thereafter, the Company will deliver to the Lender a duly executed (i) Convertible Note in the principal amount equal to the Initial Closing Consideration Amount and (ii) a Warrant to purchase 907,141 CDIs.

3.2    Second Tranche Closing and Delivery.

(a)    Second Tranche Closing. Subject to (i) the terms and conditions set forth in this Section 3.2 and (ii) the Company’s receipt of all requisite approvals (including any stockholder approvals required under the ASX Listing Rules), the Second Tranche Closing shall take place as soon as reasonably practicable following the Initial Closing and after the Company has provided at least 20 days advance written notice to the Lender of such Second Tranche Closing setting forth the date and time for the closing of the purchase and issuance of the additional Convertible Note in the principal amount of $2,675,000.00 (the “Second Tranche Closing Consideration Amount”) and accompanying Warrant (which time and place are designated as the “Second Tranche Closing” and such notice, the “Second Tranche Trigger Notice”). The date on which the Second Tranche Closing occurs shall be no more than 30 days, after the delivery of the Second Tranche Trigger Notice to the Lender; provided, however, that such date and time of the Second Tranche Closing may be changed to another date by the written consent of the Company and the Lender. If the Second Tranche Trigger Notice is not provided by the eight month anniversary of the Initial Closing, then the Lender shall have no further obligation to close on the Second Tranche.

(b)    Delivery. On or prior to the Second Tranche Closing, the Lender will cause the delivery of payment to the Company of the Second Tranche Closing Consideration Amount, which payment shall be made by check payable to the Company, by wire transfer of immediately available funds to a bank account designated by the Company, or any combination thereof, and, as soon as practicable thereafter, the Company will deliver to the Lender a duly executed (i) Convertible Note in the principal amount equal to the Second Tranche Closing Consideration Amount and (ii) a Warrant to purchase 1,043,699 CDIs.

4.	Covenants of the Company

4.1    Listing. The Company shall maintain the quotation of the CDIs on ASX. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension for more than a total of 5 trading days in any 12 month period of the CDIs on the ASX (but excluding any halt in the trading of CDIs that the Company may request under ASX Listing Rule 17.1 for the purposes of managing its continuous disclosure obligations). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.1.

4.2    Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees or broker’s commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Lender harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the issuance of the Convertible Notes and Warrants to the Lender.

4.3    Compliance with Laws. The Company shall not violate any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

4.4    General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any Person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer to sell the Convertible Notes or Warrants by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.5    Rule 144. The Company shall cause the Convertible Notes and Warrants and any CDIs issuable pursuant to the Convertible Notes and Warrants to be eligible to be offered, sold or otherwise transferred by the Lender pursuant to Rule 144 under the 1933 Act, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the 1933 Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is twelve months following (i) the Closings with respect to the Convertible Notes and the CDIs issuable as a result of the conversion of such Convertible Notes and (ii) the exercise of the Warrants with respect to the CDIs issuable as a result of the exercise of such Warrants.

4.6    Share Reserve. So long as any of the Convertible Notes or Warrants remain outstanding, the Company shall at all times have reserved from its duly authorized and unissued share capital not less than (i) 27,634,299 shares of Class A Common Stock for issuance of Note CDIs upon conversion of the Convertible Notes and (ii) 1,950,840 shares of Class A Common Stock for issuance of Warrant CDIs upon exercise of the Warrants (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Class A Common Stock reserved pursuant to this Section 4.6 be reduced below the Required Reserve Amount other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of shares of Class A Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to increase the number of authorized and reserved shares of Class A Common Stock to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount and to otherwise meet the Company’s obligations under the Transaction Documents, including, without limitation, (i) calling a special meeting of the stockholders of the Company for such purpose and (ii) using commercially reasonable efforts to cause the Company’s management to vote their shares of capital stock of the Company in favor thereof.

4.7    Lender Board Nominee. In consideration of the purchase of the Convertible Notes and Warrants, following the Initial Closing, the Lender may nominate an individual (the “Lender Nominee”) to be appointed to the Board of Directors of the Company (the “Board”), and once a Lender Nominee is nominated by the Lender, the Board will appoint the Lender Nominee to the Board as a full voting member thereof, subject to the following conditions being satisfied, which conditions shall also apply to any successor or alternative to the Lender Nominee as described below: (i) the completion of customary background checks as required by ASX that the Lender Nominee is a person of good standing, has not been bankrupt or committed an offence; (ii) the Lender Nominee has obtained a director identification number from Australian Business Registry Services; and (iii) any necessary regulatory approvals being obtained in relation to the appointment (including but not limited to any approvals under the ASX Listing Rules). At the next annual stockholders meeting of the Company following the Initial Closing, the Lender Nominee will be put up for election to the Board for a single three-year term (the “Board Term”). Subject to the ASX Listing Rules, in the event the Company’s stockholders fail to elect the Lender Nominee, the Company will cause the size of the Board to be increased by one individual, and the Lender shall have the right to appoint the Lender Nominee (or another nominee of its choosing) to fill the vacancy on the Board created by such increase to the size of the Board. For so long as Convertible Notes remain outstanding, in the event a Lender Nominee resigns from the Board or otherwise ceases to serve as a director of the Company, the Lender shall have the right to designate such resigning Lender Nominee’s successor, and, subject to the ASX Listing Rules, the Company will promptly appoint to the Board such designated successor to fill the vacancy. At such time as there are no longer outstanding Convertible Notes, the rights of the Lender under this Section 4.8 shall automatically terminate immediately thereon without any further action required by the Company or the Lender, and the then serving Lender Nominee shall resign from the Board immediately upon written request by the Company.

4.8    Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue CDIs registered in the name of the Lender or its nominee, for the CDIs in such amounts as necessary upon a conversion of the Convertible Notes and the exercise of the Warrants in accordance with the terms thereof.

4.9    Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Notes only to finance ordinary capital expenditures of the Company and for no other purpose, including, without limitation, any dividends or other distributions to stockholders or bonuses to officers of the Company.

4.10    Termination of Covenants. The covenants of the Company set forth in this Section 4 shall terminate upon the first to occur of the payment in full of all amounts owed under the Convertible Notes or the conversion thereof in accordance with the terms and provisions set forth therein.

5.	Representations and Warranties of the Company

The Company hereby represents and warrants to the Lender as follows:

5.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

5.2    Corporate Power. The Company has the requisite corporate power to execute and deliver this Agreement and the requisite corporate power to issue each Convertible Note and Warrant at each Closing and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Convertible Note and Warrant.

5.3    Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Convertible Notes and Warrants and the reservation of the CDIs issuable upon conversion of the Convertible Notes and exercise of the Warrants and the equity securities, if any, issuable upon the conversion or exercise of such CDIs (collectively, the “Company Equity Securities”) has been taken or will be taken prior to the issuance of such Company Equity Securities. This Agreement, the Convertible Notes and the Warrants, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

5.4    Issuance of Securities. When issued and delivered in accordance with the terms of the Transaction Documents, the Note CDIs and Warrant CDIs shall be validly issued, and the shares of Class A Common Stock underlying such CDIs shall be fully paid and non-assessable. The Note CDIs and Warrant CDIs will be free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, with the Lender being entitled to all rights accorded to a holder of CDIs.

5.5    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Notes, the Warrants, the Note CDIs and the Warrant CDIs, and the reservation of shares for issuance of the Note CDIs and the Warrant CDIs) will not (i) result in a violation of the Company’s certificate of incorporation (as may be amended from time to time, “Certificate of Incorporation”), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company, or any capital stock or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) assuming the accuracy of the representations and warranties in Section 6, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and the rules and regulations of the ASX and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, assuming, and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.6    Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any Governmental Entity, required on the part of the Company in connection with the valid execution and delivery of this Agreement, and the offer, sale or issuance of the Convertible Notes and Warrants shall have been obtained and will be effective at the Closing, except for the filing of a Form D as may be required under Regulation D, which filing will be made in a timely manner following the Initial Closing. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

5.7    No General Solicitation; No Placement Agent. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company has not engaged any placement agent or other agent in connection with the offer or sale of the Securities. The Company shall pay, and hold the Lender harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Lender) relating to or arising out of the transactions contemplated hereby.

5.8    Absence of Certain Changes. Since September 30, 2022, there has been no Material Adverse Effect and the Company has not (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of its material assets other than in the ordinary course of business.

5.9    Insolvency. The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not, as of the Effective Date and as of the Initial Closing, and after giving effect to the transactions contemplated hereby to occur on the Initial Closing will not be, Insolvent (as defined below). For purposes of this Section, “Insolvent” means, (i) with respect to the Company, (A) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined below), (B) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company intends to incur or believe that they will incur debts that would be beyond its ability to pay as such debts mature; and (ii) (A) the present fair saleable value of the Company’s assets is less than the amount required to pay its total Indebtedness, (B) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

5.10    Listing and Trading. During the one year prior to the Effective Date, (i) trading in the CDIs has not been suspended by the ASX or any other Australian regulatory agency and (ii) the Company has received no communication, written or oral, from the ASX or any other Australian regulatory agency regarding the suspension or delisting of the CDIs from the ASX (excluding any halt in the trading of CDIs that the Company may request under ASX Listing Rule 17.1 for the purposes of managing its continuous disclosure obligations).

5.11    Foreign Corrupt Practices. The Company and its directors and officers have not, nor, to the Company’s knowledge, nor agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Laws”), nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official or unofficial capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)         (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii)         assisting the Company in obtaining or retaining business for or with, or directing business to, the Company.

The Company will not use, directly or indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of Anti-Corruption Laws.

5.12    Authorized and Outstanding Share Capital; Existing Obligations. As of the Effective Date, the authorized share capital of the Company consists of (a) 535,000,000 shares of Common Stock, $0.0001 par value per share, 500,000,000 shares of which have been designated “Class A Common Stock”, 151,347,625 shares of which are issued and outstanding, and 35,000,000 shares of which have been designated “Class B Common Stock”, none of which are issued and outstanding; and (b) 25,000,000 shares of Preferred Stock, $0.0001 par value per share, none of which are issued and outstanding. None of the Company’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company; (ii) other than a proposed A$15 million pro-rata rights offering to be launched on or about the Effective Date and equity grants awarded to employees, directors and consultants of the Company under equity incentive plans adopted by the Board of Directors of the Company, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares, interests or shares of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or shares of the Company; (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the 1933 Act; (iv) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

5.13    Indebtedness and Other Contracts. Except (a) for the Indebtedness (as defined below) owed to Permitted Senior Creditors (as defined in the Convertible Note), and (b) as set forth in the Company’s filings with the ASX, the Company, (i) except with respect to those finance leases evidenced by those financing statements shown in the Uniform Commercial Code financing statement index search conducted on December 14, 2022, and previously provided by the Company to the Lender (the “UCC Search”), does not have any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or by which the Company is or may become bound, (ii) except with respect to those financing statements shown in the UCC Search, does not have any financing statements securing obligations in any amounts filed against the Company with respect to any of its assets; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “finance leases” in accordance with GAAP, but excluding operating leases) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments in excess of $50,000 in the aggregate, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a finance lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

5.14    Litigation. There are no pending actions, suits, proceedings or investigations against or commenced by the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency that questions (i) the validity of the Transaction Documents or the right of the Company to enter into them or the right of the Company to perform its obligations contemplated thereby or (ii) that if determined adversely to the Company would or could reasonably be expected to affect the business of the Company or result in any change in the current equity ownership of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

5.15    Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

5.16    Employee Relations. The Company is in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.17    Intellectual Property. The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold or proposed to be marketed or sold by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party that may be in existence now. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

5.18    Investment Company Status. The Company is not, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.19    Manipulation of Price. The Company has not, and, to the knowledge of the Company, no Person acting on its behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company.

5.20    Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the Company’s officers, directors, employees, agents or other representatives of the Company or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage. To the extent that any officer, director, employee or agent of the Company has made any political contribution(s), such contribution(s) did not involve (directly or indirectly) funds of the Company.

5.21    Money Laundering. The operations of the Company is and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

5.22    Sanctions. Neither the Company or any director, officer, employee or, to the knowledge of the Company, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company are, and have been conducted within the past five years, in compliance with applicable Sanctions. The Company will not, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).

5.23    Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, and to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including Personal Data, used in connection with its business. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

5.24    Compliance with Data Privacy Laws. The Company is, and at all prior times was, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company has taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company: (i) has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

5.25    No Disqualification Event. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event pursuant to Rule 506(d) (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

5.26    Absence of Liens. Except as evidenced by the financing statements shown in the UCC Search, the property and assets that the Company purports to own are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for (i) statutory liens for the payment of current taxes that are not yet delinquent, and (ii) encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets (including liens in respect of pledges or deposits under workers’ compensation laws or similar legislation and liens, encumbrances and defects in title which do not have a Material Adverse Effect). With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

5.27    Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid or properly reserved. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.

6.	Representations and Warranties of the Lender

In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

6.1    Authorization. This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Lender represents that it has full power and authority to enter into this Agreement.

6.2    Purchase for Own Account. The Lender acknowledges that this Agreement is made with the Lender in reliance upon the Lender’s representation to the Company that the Convertible Notes and the Warrants and any CDIs issuable upon conversion of the Convertible Notes and exercise of the Warrants (collectively, the “Securities”) will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.

6.3    Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

6.4    Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6.5    Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the U.S. Securities and Exchange Commission (the “SEC”), as presently in effect.

6.6    Restricted Securities. The Lender understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), only in certain limited circumstances. The Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act.

6.7    Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Lender further agrees not to make any disposition of all or any portion of the Convertible Notes or the Warrants except (a) certain transfers in the event the Holder’s continued ownership of this Note would result in a violation of the excise tax provisions set forth in Section 4941-4945 of the Internal Revenue Code or (b) a transfer to a public charity that is an accredited investor.

6.8    Legends. It is understood that the Securities may bear the following or a similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED”

6.9    Confidentiality. The Lender shall keep confidential and will not disclose or divulge any information regarding the Company or its business (including, but not limited to, its business plans, financial projections or financial results). Notwithstanding the foregoing, this confidentiality obligation shall not apply to the extent (i) the Lender is required to disclose such information by law or legal process after the Lender has requested and pursued confidential treatment to the extent reasonably possible, or (ii) such information is or becomes generally available to the public through no fault of the Lender or the Lender’s affiliates or representatives.

7.	Covenants of the Lender.

7.1    Further Assurances. The Lender agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

8.	Conditions to the Company’s Obligations at Closing

The obligation of the Company hereunder to issue and sell the Convertible Notes and Warrants to the Lender at each Closing is subject to the satisfaction, at or before the date of each Closing of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1    The Lender shall have executed this Agreement and delivered the same to the Company.

8.2    The Lender shall have delivered the Consideration in accordance with Sections 3.1(b) and 3.2(b) above, as applicable.

8.3    The representations and warranties of the Lender shall be true and correct in all material respects as of the Effective Date and as of the date of each Closing as though made at that time (except for representations and warranties that speak as of a specific date), and the Lender shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Lender at or prior to the date of each Closing, as applicable.

9.	Conditions to the Lender’s Obligations at Closing

The obligation of the Lender hereunder to purchase the Convertible Notes and the Warrants at each Closing is subject to the satisfaction, at or before the date of each Closing of each of the following conditions, provided that these conditions are for the Lender’s sole benefit and may be waived by the Lender at any time in its sole discretion:

9.1    The Company shall have executed this Agreement and delivered the same to the Lender.

9.2    The Company shall have delivered to the Lender a duly executed Convertible Note and accompanying Warrant.

9.3    The representations and warranties of the Company shall be true and correct in all material respects as of the Effective Date and as of the date of each Closing as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of each Closing, as applicable. The Lender shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the applicable Closing, to the foregoing effect and as to such other matters as may be reasonably requested by the Lender in the form reasonably acceptable to the Lender.

9.4    The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company by the State of Delaware as of a date within five days of the applicable Closing.

9.5    The Company shall have delivered to the Buyer a certified copy of the Certificate of Incorporation of the Company as certified by the state of Delaware of within five days of the applicable Closing.

9.6    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Convertible Notes and the Warrants, including without limitation, those required by the ASX, if any.

9.7    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

10.	Miscellaneous

10.1    Assignment. This Agreement, the Convertible Notes and the Warrants may not be assigned by either party without the prior written consent of the other party; provided, however, that this Agreement, the Convertible Notes and the Warrants may be assigned, upon prior written notice to the Company, (a) in the event the Holder’s continued ownership of this Note would result in a violation of the excise tax provisions set forth in Section 4941-4945 of the Internal Revenue Code or (b) to a public charity that is an accredited investor, and provided in each case that it is in compliance with applicable U.S. federal and state securities laws and Australian laws (including the ASX Listing Rules). Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2    Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Minnesota, without giving effect to conflicts of laws principles. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Minnesota located in the City of Minneapolis and to the jurisdiction of the United States District Court for the District of Minnesota for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby.

10.3    Public Announcements. The Company shall not, and shall cause its affiliates not to, make any public announcement, whether individually or jointly, in respect of this Agreement, including the Convertible Notes and the Warrants, without the prior written consent of the Lender, except as required by applicable law or by the rules and regulations of any securities exchange or national market system upon which the securities of the Company are listed, in which case the Company shall provide a copy of such disclosure at least two business days prior to publication with sufficient time for the Lender to review the nature of such requirements and to comment upon such disclosure prior to publication. Notwithstanding anything to the contrary, in no case may the Company disclose the name or other identifying information of the Lender without its written consent, which shall not be unreasonably withheld.

10.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at Imricor Medical Systems, Inc., Attn: Chief Executive Officer, 400 Gateway Blvd., Burnsville, MN 55337, and to the Lender at the address set forth on the on the signature pages and the Investment Schedule attached hereto or at such other address(es) as the Company or the Lender may designate by 10 days advance written notice to the other parties hereto.

10.6    Entire Agreement; Modification and Waiver. This Agreement, the Convertible Notes, the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. This Agreement, the Convertible Notes or the Warrants may be amended and the observance of any term of this Agreement, the Convertible Notes or the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Note Holders. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Convertible Note or Warrant purchased under this Agreement at the time outstanding and each future holder of all such Convertible Notes and Warrants.

10.7    Finders Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the transaction contemplated by this Agreement, including, but not limited to, the sale and issuance of the Notes and Warrants. The Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.8    Expenses. At the Initial Closing, the Company shall pay the reasonable fees and expenses of Faegre Drinker Biddle & Reath LLP, legal counsel to The K.A.H.R. Foundation, subject to receipt of an invoice delivered by The K.A.H.R. Foundation.

10.9    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Lender, upon any breach or default of the Company under the Transaction Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Lender of any breach or default under this Agreement, or any waiver by the Lender of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Lender, shall be cumulative and not alternative.

10.10    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.11    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CONVERTIBLE NOTES AND THE WARRANTS OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, THE CONVERTIBLE NOTES AND THE WARRANTS OR THE SUBJECT MATTER HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature pages follow]

In Witness Whereof, the parties have executed this Agreement as of the Effective Date.

COMPANY:

IMRICOR MEDICAL SYSTEMS, INC.

By:	/s/ Steve Wedan
Name: Steve Wedan
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

In Witness Whereof, the parties have executed this Agreement as of the Effective Date.

LENDER:

THE K.A.H.R. FOUNDATION

By:	/s/ Jeannine M. Rivet
Name:	Jeannine M. Rivet
Title:	President

[Signature Page to Securities Purchase Agreement]

INVESTMENT SCHEDULE

Name And Address of Lender(S)	Initial Closing Consideration Amount	Number of Warrant CDIs That the Warrant Issued at the Initial Closing is Exercisable For	Second Tranche Closing Consideration Amount	Number of Warrant CDIs that the Warrant Issued at the Second Tranche Closing is Exercisable For
The K.A.H.R. Foundation 4395 Trillum Way, Minnetrista, MN, 55364	$2,325,000.00	907,141	$2,675,000.00	1,043,699

Exhibit A
Form of Convertible Note

[See Attached]

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$_____________	_____________ __, 20__

FOR VALUE RECEIVED, Imricor Medical Systems, Inc., a Delaware corporation (the “Company”), promises to pay to _______________________ or its assigns (“Holder”) the principal sum of $______________, together with all accrued and unpaid interest thereon as set forth below.

1.    Note. This Convertible Promissory Note (this “Note”) is issued as part of a series of substantially similar notes (collectively, the “Notes”) to be issued pursuant to the terms of that certain Securities Purchase Agreement (as may be amended, the “Purchase Agreement”) dated as of December 16, 2022 (the “Effective Date”), to the persons who are parties to the Purchase Agreement and listed on the Investment Schedule attached to the Purchase Agreement, as such Investment Schedule may be amended from time to time to reflect additional holders of the Notes purchased after the date hereof (collectively, the “Holders”), and evidences the amount of the indebtedness of the Company held by the Holder (and each other Holder) pursuant to the Purchase Agreement.

2.    Interest. Interest on the unpaid principal balance of this Note shall accrue at the rate of 10.0% per annum, compounded annually, commencing on the date hereof (the “Closing Date”), shall be computed on the basis of a year of 365 days for the actual number of days elapsed and shall continue on the outstanding principal until paid in full or converted into CDIs (as defined below). Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 6 below and during the continuance thereof, interest shall accrue on the unpaid principal balance of this Note at a default rate of interest of 14.0% per annum.

3.    Maturity. Unless this Note has been converted in accordance with the terms of Section 5 hereof, the entire outstanding principal balance and all unpaid accrued interest thereon under this Note shall become fully due and payable on the earlier of (a) the occurrence of a Change of Control Event (as defined below), and (b) the four year anniversary of the Closing Date (the “Maturity Date”) and thereafter, when the Company receives a written demand for payment by the Majority Note Holders (as defined herein).

4.    Method of Payment; Exchange Rate. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all of the Holders. All payments shall be applied first to accrued interest, and thereafter to principal. All amounts and prices in this Note are set forth in lawful money of the United States of America. Any conversion of any amounts or prices from Australian dollars to United States dollars pursuant to the preceding sentence were converted at the prevailing Australian dollar to United States dollar exchange rate as published by the Reserve Bank of Australia two Business Days (as defined herein) prior to the Effective Date.

5.    Payment and Conversion Mechanics.

(a)    Optional Conversion Prior to Maturity. At any time during the period following the 36 month anniversary of the Closing Date and ending on the Maturity Date, the Holder may, upon the delivery of a copy of an executed notice of conversion in the form attached hereto as Exhibit A (each, a “Conversion Notice”), require the Company to convert, in whole or in part, (i) the then outstanding principal balance of this Note, or a portion thereof, into the number of CDIs that shall be determined by dividing such amount of principal by the Principal Conversion Price, and (ii) the accrued and unpaid interest on the outstanding principal balance of this Note, or a portion thereof, into a number of CDIs that shall be determined by dividing such amount of interest by the Interest Conversion Price.

For purposes of this Note, (A) the term “Reference Price” shall mean $0.2563, which is the 10-day VWAP (as defined below) for the 10-day trading period ending on the day prior to the Effective Date; (B) the term “Principal Conversion Price” shall mean $0.2691, which is the amount equal to the product of (x) the Reference Price, multiplied by (y) 1.05; (C) the term “Interest Conversion Price” shall mean the Reference Price; (D) the term “CDI” shall mean CHESS Depositary Interest, a unit of beneficial ownership of Class A Common Stock of the Company (with each CDI being equivalent to one share of Class A Common Stock); and (E) the term “Class A Common Stock” shall mean a share of Class A Common Stock, $0.0001 par value per share, of the Company.

(b)    Payment or Conversion at Maturity.

(i)    Payment at Maturity. The Holder may, by presentment to the Company in writing of a demand therefor on or after the Maturity Date, require the Company to pay the Holder the outstanding principal on this Note and/or accrued and unpaid interest thereon, as applicable.

(ii)    Optional Conversion at Maturity.

A.    Election to Convert. Subject to Section 5(b)(ii)(B) below, the Holder may, by presentment to the Company of a Conversion Notice on or after the Maturity Date, elect to convert, either or both of the outstanding principal balance and all unpaid accrued interest thereon into CDIs, in whole or in part, as follows: (A) if the Holder elects to convert accrued but unpaid interest, such accrued but unpaid interest shall convert into a number of CDIs determined by dividing such amount of interest by the Interest Conversion Price, and (B) if the Holder elects to convert outstanding principal, such outstanding principal shall convert into a number of CDIs determined by dividing such amount of principal by the Principal Conversion Price.

2

B.    Conditions of Conversion; Rejection. The option to convert the outstanding principal balance and all unpaid accrued interest thereon under this Note into CDIs under Section 5(b)(ii)(A) is subject to and conditioned upon the Company’s determination, in its sole discretion, that any CDIs issued in connection with such an election by the Holder hereunder be freely tradeable on the ASX by the Holder without restriction. In the event the Company determines all or any portion of the CDIs issuable to the Holder upon an election by the Holder hereunder would not be tradeable on the ASX by the Holder without restriction, the Company may reject any such election by the Holder, and, following such determination, the Company shall notify the Holder in writing of the Company’s rejection of the Holder’s election under Section 5(b)(ii)(A) and the obligation for which the Holder made such election shall instead be paid in accordance with Section 5(b)(i) above.

(iii)    Surrender of Note. Upon any payment and/or conversion of this Note as described in this Section 5(b), the Holder shall immediately surrender this Note in exchange for, as the case may be, payment thereof and/or issuance by the Company or its transfer agent to the Holder of the appropriate number of CDIs, it being understood by the Holder that any issuance by the Company or its transfer agent to the Holder of CDIs pursuant hereto shall not occur immediately upon such surrender as the transfer agent requires reasonable time to process the transfer and issuance of CDIs.

(c)    Delivery Upon Conversion. On or before the fourth day on which the ASX (as defined below) is open for trading (a “Trading Day”) following the date on which the Company has received a properly completed Conversion Notice (or such earlier date as required pursuant to applicable law, rule or regulation for the settlement of a trade initiated on the applicable conversion date) (the “CDI Delivery Deadline”), the Company shall, (1) issue such aggregate number of CDIs to which the Holder shall be entitled pursuant to such conversion to the Holder (“Conversion CDIs”); (2) apply for official quotation of the Conversion CDIs in accordance with the ASX Listing Rules; and (3) issue to the Holder a holding statement for its Conversion CDIs.

(d)    Delivery Failure. If the Company shall fail, for any reason or for no reason, on or prior to the applicable CDI Delivery Deadline to issue the Conversion CDIs, then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each Trading Day after such CDI Delivery Deadline that the issuance of such CDIs is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of CDIs not issued to the Holder on or prior to the CDI Delivery Deadline and to which the Holder is entitled, multiplied by (B) the volume weighted average price (“VWAP”) for the CDIs on the Australian Securities Exchange (the “ASX”) for the day the issuance of such CDIs is not timely effected and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 5(d) or otherwise.

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(e)    Automatic Payment upon Change of Control. Upon the occurrence of a Change of Control Event (as defined below) prior to the payment or conversion of this Note pursuant to Sections 5(a) or 5(b) above, then the Holder shall, immediately prior to the consummation of any such Change of Control Event and in complete satisfaction of this Note, automatically and without any further action required by the Company or the Holder, receive the greater of (i) an amount equal to 125% of the then outstanding principal balance of this Note, together with accrued and unpaid interest thereon, and (ii) the amount the Holder would have received in respect of such Change of Control Event had the then outstanding principal balance of this Note, together with accrued and unpaid interest thereon, been converted into CDIs at a conversion price per CDI equal to the volume weighted average price of the Company’s CDIs on the ASX for the ten-day period ending on the date immediately preceding the date of consummation of the Change of Control Event. Upon receipt of such payment by the Holder, the Note will automatically be deemed satisfied in full and cancelled without the need of presentment or surrender therefor.

For the purposes of this Note, the term “Change of Control Event” means: (i) any consolidation or merger of the Company into or with any other entity or entities that results in the exchange of outstanding shares of capital stock of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Company in a different jurisdiction or a merger or consolidation in which the holders of outstanding shares of the capital stock of the Company become, solely by means of such merger or consolidation, the holders of a majority of the voting securities of such other entity) and the holders of the Company voting securities immediately prior to the consolidation or merger hold less than 50% of the outstanding voting securities following such merger or consolidation, (ii) the transfer of 50% or more of the voting securities of the Company, other than pursuant to a bona fide financing transaction for the purposes of raising capital, or (iii) the sale, transfer or other disposition by the Company of all or substantially all its assets.

(f)    Beneficial Ownership Block. Notwithstanding any other provision in this Section 5, if, upon a conversion into CDIs of the outstanding principal balance and all unpaid accrued interest thereon under this Note pursuant to the terms hereof would result in the Holder and its affiliates becoming the holder of record of at least 10% of the issued and outstanding CDIs of the Company (the “Beneficial Ownership Block Threshold”), then the Company shall reject the conversion (and issue a stop transfer order to its transfer agent with respect to the same) of any amount of outstanding principal balance and/or accrued unpaid interest thereon that would result in CDIs being issued to the Holder or its affiliates in excess of the Beneficial Ownership Block Threshold. Any amount of outstanding principal balance and/or accrued unpaid interest thereon under this Note rejected for conversion pursuant to this Section 5(d) shall promptly be paid by the Company to the Holder without any further action required by the Holder. The Holder may change the Beneficial Ownership Block Threshold at any time by notice to the Company, including reducing it to 0%.

(g)    Cleansing Notice. To ensure free tradability of the CDIs upon any issuance thereof in connection with the conversion of the outstanding principal balance and/or accrued unpaid interest thereon under this Note pursuant to the terms hereof, the Company shall issue a “cleansing statement” (i) on or within two Business Days prior to the Closing Date under Section 708A(12C)(e) of the Corporations Act 2001 (Cth) (the “Corporations Act”) as amended by ASIC Corporations (Sale Offers: Securities Issued on Conversion of Convertible Notes) Instrument 2016/82, or (ii) on conversion of the Note under Section 708A(5)(e) of the Corporations Act.

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(h)    Payment of Taxes. The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of CDIs on conversion of this Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such CDIs or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(i)    Fractional CDIs. The Company shall not issue any fraction of a CDI upon any conversion pursuant to this Section 5. If an issuance would result in the issuance of a fraction of a CDI, the Company shall round such fraction of a CDI up to the nearest whole CDI.

6.    Default.

(a)    The following are Events of Default:

(i)    the Company fails to make a payment of principal or interest on the Note when such payment becomes due and payable;

(ii)    any representation or warranty set forth herein or in the Purchase Agreement or any other document executed in connection therewith shall be untrue in any material respect on the date as of which the facts set forth are stated or certified;

(iii)    the suspension from trading or the failure of the CDIs to be trading or listed (as applicable) on the ASX (unless such trading or listing is transferred to another national securities exchange) for a period of more than a total of five Trading Days in any 12 month period, excluding for the purposes of this Section 6(a)(iii) any halt in the trading of CDIs that the Company may request under ASX Listing Rule 17.1 for the purposes of managing its continuous disclosure obligations);

(iv)    except to the extent the Company is in compliance with Section 7(b) below, at any time after the tenth consecutive day following an Authorized Share Failure;

(v)    the Company violates any material provision of this Note or the Purchase Agreement and such violation is not cured within thirty days of the Company’s receipt of notice of such violation;

(vi)    the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

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(vii)    the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty consecutive days;

(viii)    any Material Adverse Effect (as defined in the Purchase Agreement) that occurs and remains in effect for a period of five Business Days; or

(ix)    the Company shall generally fail to pay or admit in writing its inability to pay its debts as they become due; or the Company shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment composition, or similar device for the benefit of its creditors; or a trustee, receiver or other custodian shall otherwise be appointed for the Company or any of its assets; an attachment or receivership of assets or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against the Company; or the Company shall take any corporate action to authorize, or in furtherance of, any of the foregoing, if such order for relief entered or such proceeding shall not be dismissed or discharged within thirty days of commencement.

(b)    Notice of an Event of Default. Upon the occurrence of an Event of Default, the Company shall within one Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) to the Holder. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

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(c)    Holder Rights upon Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is in process, upon an Event of Default, whether occurring prior to or following the Maturity Date, the Holder may, in its sole discretion, after providing written notice to the Company, elect to require the Company to pay, and the Company shall pay, to the Holder an amount in cash representing (i) 110% of all outstanding principal and accrued and unpaid interest, and the Company shall pay such amounts in cash to the Holder no more than five Business Days following receipt of such notice.

7.    Reservation Of Authorized Shares.

(a)    Reservation. So long as the Note remains outstanding, the Company shall at all times reserve shares of Class A Common Stock for conversion of this Note as set forth in Section 4.6 of the Purchase Agreement.

(b)    Insufficient Authorized Shares. If, notwithstanding Section 7(a), and not in limitation thereof, at any time while any the Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Class A Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Note at least a number of shares of Class A Common Stock equal to the Required Reserve Amount (as defined in the Purchase Agreement) (an “Authorized Share Failure”), then the Company shall use commercially reasonable efforts to take all action necessary to increase the Company’s authorized shares of Class A Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Class A Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Class A Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing Shares of Class A Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient Shares of Class A Common Stock available out of the authorized but unissued Shares of Class A Common Stock (such unavailable number of Shares of Class A Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a daily price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the VWAP of the Shares of Class A Common Stock on each Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 7(b). Nothing contained in Section 7(a) or this Section 7(b) shall limit any obligations of the Company under any provision of the Purchase Agreement.

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8.    Covenants.

(a)    No Senior Debt. Except (i) for the Indebtedness (as defined below) owed to Permitted Senior Creditors (as defined below), and (ii) to the extent approved by the Majority Note Holders, during the period commencing on the Initial Closing and continuing while the Notes remain outstanding, the Company shall not, and shall not permit any subsidiary of the Company to, incur any Indebtedness that is equal or senior in right of payment to the Convertible Notes. “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “finance leases” in accordance with GAAP, but excluding operating leases) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments in excess of $50,000 in the aggregate, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a finance lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. “Permitted Senior Creditors” shall mean, collectively, the following, (x) the North Dakota Department of Commerce, the North Dakota Development Fund or any related parties in connection with one or more loans made to the Company under the Innovation Technology Loan Fund (LIFT) or the North Dakota Development Fund, or (y) any banks, commercial finance lenders, leasing or equipment financing institutions regularly engaged in the business of lending money or other financial institutions under one or more secured or unsecured lines of credit, term loans, equipment leases or other loan facilities.

(b)    Subordination. Except for the Permitted Senior Creditors, the Company hereby covenants and agrees that it will cause all other holders of Indebtedness of the Company to enter into subordination agreements with the Lender pursuant to which any such holders of Indebtedness shall subordinate their Indebtedness to the Notes.

(c)    MFN. During the period when the Notes are outstanding, if the Company sells any additional convertible promissory note(s) that are convertible into CDIs to one or more existing or future investors on terms more favorable than those provided to the Lender in the Note or the Purchase Agreement, as the case may be, and as determined by the Holder in its reasonable discretion, then, upon written notice to the Company describing such more favorable terms in reasonable detail, be entitled to any and all such more favorable terms, and the Note shall, subject to the ASX Listing Rules, be deemed amended to confer any and all such more favorable terms on the Holder and its Notes. The Company shall provide the Holder with prompt written notice of the terms of any additional convertible promissory note(s) convertible into CDIs sold by the Company.

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(d)    Business Purpose. The Company shall not engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company on the Effective Date or any business substantially related or incidental thereto. The Company shall not, directly or indirectly, modify its or their corporate structure or purpose.

(e)    Good Standing. The Company shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(f)    Intellectual Property. The Company will take all commercially reasonable actions necessary or advisable to maintain all of the intellectual property rights of the Company that are necessary or material to the conduct of its business in full force and effect.

(g)    Security Issuance. The Company shall not, directly or indirectly, without the prior written consent of the Holder, issue any other securities that would cause a breach or default under the Note.

(h)    No Dividends. The Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Equity Securities (as defined in the Purchase Agreement).

(i)    Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(j)    Tax. The Company shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company or its assets or upon its ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, result in a Material Adverse Effect). The Company shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect). Notwithstanding the foregoing, the Company may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor.

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(k)    Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred and is continuing, the Holder may hire an independent, reputable investment bank selected by the Holder and approved by the Company to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested. The fees, costs and expenses of the Independent Investigator shall be paid entirely by the Company in the event that the Independent Investigator determines that an Event of Default or any other breach of this Note has occurred.

(l)    Holder Subordination. The Holder agrees and covenants that at any time and from time to time it will promptly (a) execute and deliver to the Company customary subordination agreements and (b) take such further action as the Company may reasonably require in order to subordinate the Holder’s Notes and the Company’s indebtedness represented thereby to any future indebtedness of the Company to any Permitted Senior Creditors.

9.    Remedies. The remedies of the Holder as provided herein shall be cumulative and concurrent with all other remedies provided by law or in equity and may be pursued singly, successively or together at the sole direction of the Holder and may be exercised as often as occasion therefore shall arise; provided, however, that the Holder shall have no right to exercise any remedial action against the Company unless the Majority Note Holders (as defined below) consent in writing to such remedial action. No act or omission or commission by the Holder, including specifically, any failure to exercise any right, remedy or recourse, shall be deemed a waiver or release of the same, such waiver or release to be effective only as set forth in a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

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10.    Prepayment. Except as otherwise provided in Section 5(e) hereof, the Company may not prepay this Note prior to the Maturity Date without the consent of the Holders of a majority of the aggregate principal amount outstanding under the Notes (the “Majority Note Holders”).

11.    No Security Interest; Seniority. The Notes are unsecured obligations of the Company in all respects and, subject to Section 8(a), rank senior in right of payment to all other existing and future Indebtedness. This Note shall rank equal in right of payment to each of the other Notes.

12.    Miscellaneous.

(a)    Governing Law; Venue. This Note shall be governed by construed and under the laws of the State of Minnesota, without giving effect to conflicts of laws principles. The Holder hereby irrevocably and unconditionally submits to the jurisdiction of the state courts of Minnesota located in the City of Minneapolis and to the jurisdiction of the United States District Court for the District of Minnesota for the purpose of any suit, action or other proceeding arising out of or based upon this Note or the transactions contemplated hereby.

(b)    Amendment; Waiver. Any term of this Note may be amended, and the observance of any term of this Note may be waived, with the written consent of the Company and the Majority Note Holders, as provided in Section 10.6 of the Purchase Agreement. Upon the effectuation of such waiver or amendment in conformance with this Section 12 the Company shall promptly give written notice thereof to the record holders of the Notes who have not previously consented thereto in writing.

(c)    Transfer. Except for (a) transfers in the event the Holder’s continued ownership of this Note would result in a violation of the excise tax provisions set forth in Section 4941-4945 of the Internal Revenue Code or (b) a transfer to a public charity that is an accredited investor, this Note may not be transferred by the Holder without the prior written consent of the Company, which consent may be withheld at the Company’s sole discretion. If the Company gives its consent to the transfer of this Note pursuant to the foregoing sentence, then this Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in a form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered Holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal. This Note is subject to the terms, conditions and provisions of the Purchase Agreement.

(d)    Distribution Of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Equity Securities, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of CDIs acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Equity Securities are to be determined for such Distributions.

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(e)    Reissuance Of This Note.

(i)    Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 10(e)(iv)), registered as the Holder may request, representing the outstanding principal being transferred by the Holder and, if less than the entire outstanding principal is being transferred, a new Note (in accordance with Section 10(e)(iv)) to the Holder representing the outstanding principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion of any portion of this Note, the outstanding principal represented by this Note may be less than the principal stated on the face of this Note.

(ii)    Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 10(e)(iv)) representing the outstanding principal.

(iii)    Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 10(e)(iv) and in principal amounts of at least $1,000) representing in the aggregate the outstanding principal of this Note, and each such new Note will represent such portion of such outstanding principal as is designated by the Holder at the time of such surrender.

(iv)    Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 10(e)(i) or Section 10(e)(iii), the principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, that is the same as the original issue date of the Note such new Note is replacing, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest, if any, from the original issue date of the Note such new Note is replacing.

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(f)    Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original principal amount hereof.

(g)    Cancellation. After all principal, accrued interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(h)    Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

(i)    Further Assurances. The Holder agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and the transactions contemplated hereby, including, but not limited to, the payment or the conversion into CDIs hereof, and to comply with state or federal securities laws or other regulatory approvals.

(j)    Maximum Rate of Interest. All agreements between the Company and the Holder are hereby expressly limited so that in no event will the rate of interest and other fees charged or agreed to be charged to the Holder for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law (the “Maximum Rate”). If for any reason, the interest rate applied exceeds the Maximum Rate, then the interest rate will automatically be reduced to the Maximum Rate. If the Holder receives interest at a rate exceeding the Maximum Rate, the amount of interest received in excess of the maximum amount receivable will be applied to the reduction of principal and not to the payment of interest thereunder.

[signature page follows]

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IN WITNESS WHEREOF, the Company has duly executed this Note effective as of the day and year first written above.

COMPANY:

IMRICOR MEDICAL SYSTEMS, INC.

By:
Name: Steve Wedan
Title: Chief Executive Officer

EXHIBIT A

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Imricor Medical Systems, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the conversion amount (as defined in the Note) of the Note indicated below into CHESS Depositary Interests (the “CDIs”) of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate principal to be converted:

Aggregate accrued and unpaid interest, with respect to such portion of the Aggregate principal to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price for the principal:

Conversion Price for the interest

Number of CDIs to be issued:

Please issue the CDIs into which the Note is being converted to Holder, or for its benefit, as follows:

Issue to:

Date:        ,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

Exhibit B
Form of Warrant

[See Attached]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OR SECTION 904 OF REGULATION S UNDER THE ACT.

Date of Issuance

_______________, 202_

IMRICOR MEDICAL SYSTEMS, INC.
WARRANT TO PURCHASE CHESS DEPOSITARY INTERESTS

As of the date first written above and for good and sufficient consideration, this Warrant is issued to ___________________________ or its assigns (the “Holder”) by Imricor Medical Systems, Inc. (the “Company”).

1.    Purchase of Shares.

(a)    Number of CDIs. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to [●] CDIs in respect of fully paid and nonassessable shares of Class A Common Stock. For the purposes of this Warrant, (i) the term “CDI” shall mean CHESS Depositary Interest, a unit of beneficial ownership of Class A Common Stock of the Company (with each CDI being equivalent to one share of Class A Common Stock); and (ii) the term “Class A Common Stock” shall mean a share of Class A Common Stock, $0.0001 par value per share, of the Company.

(b)    Exercise Price. The exercise price for CDIs issuable pursuant to this Section 1 (the “Warrant Securities”) shall be $0.2563 (the “Exercise Price”). The Warrant Securities and the Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

2.    Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date first set forth above and ending at 5:00 p.m. Eastern Standard Time on the five year anniversary of the Effective Date (as defined below) (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and become null and void upon the consummation of any “Termination Event” defined as the consummation of a Change of Control Event (as defined below). In the event of a Termination Event, the Company shall notify the Holder at least ten days prior to the consummation of such Termination Event. For the purposes of this Warrant, the term “Change of Control Event” means: (i) any consolidation or merger of the Company into or with any other entity or entities that results in the exchange of outstanding shares of capital stock of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Company in a different jurisdiction or a merger or consolidation in which the holders of outstanding shares of the capital stock of the Company become, solely by means of such merger or consolidation, the holders of a majority of the voting securities of such other entity) and the holders of the Company voting securities immediately prior to the consolidation or merger hold less than 50% of the outstanding voting securities following such merger or consolidation, (ii) the transfer of 50% or more of the voting securities of the Company, other than pursuant to a bona fide financing transaction for the purposes of raising capital, or (iii) the sale, transfer or other disposition by the Company of all or substantially all its assets.

3.    Method of Exercise.

(a)    While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)    the surrender of the Warrant (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder acceptable in form and substance to the Company), together with a duly executed copy of the Notice of Exercise attached hereto, to the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii)    the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Securities being purchased.

(b)    Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names are registered with the Company’s transfer agent upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Securities represented by such registration.

(c)    As soon as practicable after the exercise of this Warrant in whole or in part, but in no event later than four Trading Days after such exercise, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)    the number of Warrant Securities to be reflected on the records of the Company’s transfer agent to which such Holder shall be entitled, and

(ii)    in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Securities equal to the number of such Warrant Securities described in this Warrant minus the number of such Warrant Securities purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below. A “Trading Day” is a day on which the Australian Securities Exchange is open for trading.

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4.    Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Securities equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Warrant Securities computed using the following formula:

Where

X =         The number of Warrant Securities to be issued to the Holder.

Y =         The number of Warrant Securities purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =         The fair market value of one (1) CDI or, if no CDIs are then-registered with the Australian Securities Exchange, then one (1) share of Class A Common Stock (at the date of such calculation).

B =         The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 4, the fair market value of a CDI shall mean the average of the closing prices of the CDIs (or equivalent shares of Class A Common Stock underlying this Warrant) quoted in the over-the-counter market in which the CDIs (or equivalent shares of Class A Common Stock underlying the Warrant) are traded or the closing price quoted on any exchange or electronic securities market on which the CDIs (or equivalent shares of Class A Common Stock underlying the Warrant) are listed, whichever is applicable, as published on the Australian Securities Exchange website, if such CDIs are listed on the Australian Securities Exchange, or in The Wall Street Journal, if not so listed, for the 30 Trading Days prior to the date of determination of fair market value (or such shorter period of time during which such CDIs were traded over-the-counter or on such exchange). If the CDIs (or equivalent shares of Class A Common Stock underlying the Warrant) are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be determined in good faith by the Company’s Board of Directors; provided that if the Holder does not agree with the Company’s Board of Directors’ determination such fair market value shall be determined by an investment bank of national or international repute, selected by and paid for by the Company.

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5.    Limitations on Disposition.

(a)    Each certificate or book entry notation representing this Warrant and each certificate representing this Warrant issued to any subsequent transferee of any such certificate or book entry notation, shall be stamped or otherwise imprinted with a legend in substantially the form set forth below:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 OR SECTION 904 OF REGULATION S UNDER THE ACT.”

6.    Covenants of the Company.

(a)    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and stock dividends) or other distribution, the Company shall mail to the Holder, at least ten days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b)    Covenants as to Warrant Securities. The Company covenants and agrees that all Warrant Securities that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

(c)    MFN. During the Exercise Period, if the Company sells any additional warrants that are exercisable for CDIs to one or more existing or future investors on terms more favorable than those provided to the Holder in this Warrant or the Purchase Agreement, as the case may be, and as determined by the Holder in its reasonable discretion, then, upon written notice to the Company describing such more favorable terms in reasonable detail, the Holder shall be entitled to any and all such more favorable terms, and the Warrant shall, subject to the ASX Listing Rules, be deemed amended to confer any and all such more favorable terms on the Holder and its Warrants. The Company shall provide the Holder with prompt written notice of the terms of any additional warrants exercisable for CDIs sold by the Company.

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7.    Adjustment of Exercise Price and Number of Warrant Securities. The number and kind of Warrant Securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)    ASX Listing Rules. For so long as the Company is listed on the ASX, this Section 7 is subject to the listing rules operated by ASX Limited (“ASX Listing Rules”). Notwithstanding any other provision of this Warrant, to the extent of any inconsistency: (i) between this Warrant and the ASX Listing Rules, the ASX Listing Rules prevail; and (ii) between this Section 7 and the other terms of this Warrant, this Section 7 prevails.

(b)    Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Class A Common Stock, by split-up or otherwise, or combine its Class A Common Stock, or issue additional shares of its Preferred Stock or Class A Common Stock as a dividend with respect to any shares of its Class A Common Stock, the number of Warrant Securities issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Securities purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(b) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(c)    Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(b) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of CDIs and other securities or property receivable in connection with such reclassification, reorganization or change as permitted by the ASX Listing Rules by a holder of the same number and type of securities as were purchasable as Warrant Securities by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any CDIs or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable per share hereunder, provided the aggregate Exercise Price shall remain the same.

(d)    Reorganizations of Capital. For so long as the Company is listed on the ASX, the rights of Holder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganization of capital at the time of the reorganization.

(e)    New Issues. For so long as the Company is listed on the ASX, nothing in this Warrant entitles the Holder to participate in a new issue of securities by the Company, unless this Warrant is exercised.

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(f)    Adjustments. For so long as the Company is listed on the ASX, except in a reorganization of capital of the Company or as permitted by the ASX Listing Rules and required by the terms of this Warrant, Holder has no right to a change in Exercise Price, or a change to the number of Shares over which the Warrant can be exercised. Notwithstanding Section 7(f), in the event the ASX Listing Rules prevail, this Warrant shall be deemed to be revised to reflect the terms of this Section 7 as closely as provided herein and the Company shall promptly pay the Holder an amount in cash equal to any economic losses faced by the Holder due to the limitations imposed by the ASX Listing Rules.

(g)    Notice of Adjustment. When any adjustment is required to be made in the number or kind of Warrant Securities purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Securities or other securities or property thereafter purchasable upon exercise of this Warrant.

8.    No Fractional CDIs or Scrip. No fractional CDIs or scrip representing fractional CDIs shall be issued upon the exercise of this Warrant, but in lieu of such fractional CDIs the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9.    No CDI holder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a holder of CDIs with respect to the Warrant Securities, including (without limitation) the right to vote such Warrant Securities, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

10.    Cleansing Notice. To ensure free tradability of the CDIs issued on exercise of the Warrant pursuant to the terms hereof, the Company shall issue a “cleansing statement” on exercise of the Warrants under Section 708A(5)(e) of the Corporations Act 2001 (Cth), or otherwise ensure the CDIs are freely tradeable.

11.    Transfer of Warrant. Except for (a) certain transfers in the event the Holder’s continued ownership of this Warrant would result in a violation of the excise tax provisions set forth in Section 4941-4945 of the Internal Revenue Code or (b) a transfer to a public charity that is an accredited investor, this Warrant may not be transferred by the Holder without the prior written consent of the Company, which consent may be withheld at the Company’s sole discretion.

12.    Governing Law. This Warrant shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents, made and to be performed entirely within the State of Minnesota.

13.    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

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14.    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 14):

If to the Company:

Imricor Medical Systems, Inc.

Attn: Chief Executive Officer

400 Gateway Blvd.

Burnsville, MN 55337

If to Holder:

At the addresses shown on the signature pages hereto.

15.    No Finder’s Fee. Each party represents that it neither is or will be obligated for any finder’s fee or commission in connection with this transaction. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

16.    Entire Agreement; Amendments and Waivers. This Warrant, the Securities Purchase Agreement dated as of December 16, 2022 (the “Effective Date”), between the Company and the Holder (the “Purchase Agreement”), the convertible promissory notes issued under the Purchase Agreement and any other documents delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived, with the written consent of the Company and the Majority Note Holders, as provided in Section 10.6 of the Purchase Agreement.

17.    Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(signature page follows)

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IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

COMPANY:

IMRICOR MEDICAL SYSTEMS, INC.

By:
Name: Steve Wedan
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

THE K.A.H.R. FOUNDATION

By:
Name:
Title:

Address:

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NOTICE OF EXERCISE

IMRICOR MEDICAL SYSTEMS, INC.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐	CDIs pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such CDIs in full, together with all applicable transfer taxes, if any.
☐	Net Exercise the attached Warrant with respect to CDIs.

[HOLDER]

Date:		By:

Address:

Name in which CDIs should be registered:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase CDIs.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.